As filed with the Securities and Exchange Commission on October 26, 2006
Registration No. 333-..............

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
HOME DIAGNOSTICS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	22-2599392

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2400 NW 55th Ct. Fort Lauderdale, FL	33309

(Address of Principal Executive Offices)	(Zip Code)
HOME DIAGNOSTICS, INC.
2006 EQUITY INCENTIVE PLAN,
2002 STOCK OPTION PLAN,
1992 STOCK OPTION PLAN
AND
2002 INDIVIDUAL STOCK OPTION PLANS
(Full Title of Plan)
J. Richard Damron, Jr.
President and Chief Executive Officer
Home Diagnostics, Inc.
2400 NW 55th Ct.
Fort Lauderdale, FL 33309
(Name and Address of Agent for Service)
Telephone Number, Including Area Code, of Agent for Service: (817) 735-8793
Copy to:
Edwin Markham, Esq.
Satterlee Stephens Burke & Burke LLP
230 Park Avenue
New York, New York 10169-0079
(212) 818-9200

CALCULATION OF REGISTRATION FEE

			Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be		Offering Price per	Aggregate Offering	Amount of
to be Registered	Registered (1)(2)		Share	Price (8)	Registration Fee
Common Stock Par Value $0.01	288,000	(3)	$12.00	$3,456,000.00	$371.07
Common Stock Par Value $0.01	1,712,000	(4)	$12.095	$20,706,640.00	$2,215.61
Common Stock Par Value $0.01	1,489,996	(5)	$4.48	$6,676,274.00	$714.43
Common Stock Par Value $0.01	797,121	(6)	$3.42	$2,728,550.00	$291.95
Common Stock Par Value $0.01	852,462	(7)	$3.02	$2,571,094.00	$275.11
Total	5,139,579			$36,138,558.00	$3,868.17

(1)	Includes shares to be issued under the 2006 Equity Incentive Plan, the 2002 Stock Option Plan, and the 1992 Stock Option Plan.
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover such indeterminate number of additional shares as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.
(3)	Consists of shares of Common Stock issuable pursuant to the exercise of options granted prior to the date hereof under the 2006 Equity Incentive Plan.
(4)	Consists of shares of Common Stock to be issued in the future under the 2006 Equity Incentive Plan.
(5)	Consists of shares of Common Stock issuable pursuant to the exercise of options granted prior to the date hereof under the 2002 Stock Option Plan.
(6)	Consists of shares of Common Stock issuable pursuant to the exercise of options granted prior to the date hereof under the 1992 Stock Option Plan.
(7)	Consists of shares of Common Stock issuable pursuant to the exercise of options granted prior to the date hereof under a series of individual stock option agreements dated January 2002.
(8)	With respect to the 3,427,579 shares of Common Stock subject to issuance pursuant to currently issued options, computed in accordance with Rule 457(h) under the Securities Act, based on the weighted average per share exercise price of outstanding options granted under each of the 2006 Equity Incentive Plan, the 2002 Stock Option Plan, the 1992 Stock Option Plan, and the individual stock option agreements dated January 2002. With respect to the 1,712,000 shares of Common Stock to be issued in the future under the 2006 Equity Incentive Plan, calculated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. Such computation is based on the average of the high and low prices as reported on the NASDAQ National Market on October 23, 2006.

PART I
Item 1. Plan Information
     Not required to be filed in this registration statement.
Item 2. Registrant Information and Employee Plan Annual Information
     Not required to be filed in this registration statement.
PART II
Item 3. Incorporation of Documents by Reference
     This Registration Statement incorporates herein by reference the following documents which have been filed with the Securities and Exchange Commission (the “Commission”) by the Registrant:
(a)	The Registrant’s latest audited financial statement for the fiscal year ended December 31, 2005 set forth in the Registrant’s Prospectus filed pursuant to Rule 424(b)(1) under the Exchange Act with the Commission on September 22, 2006 (File No. 333-133713).

(b)	The description of the Registrant’s Common Stock set forth in the Registrant’s Registration Statement on Form S-1 filed with the Commission on May 1, 2006 (File No. 333-133713), including any amendments or reports filed for the purpose of updating such description.

(c)	All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the filing hereof and prior to a filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequent filed document which also is or is deemed to be incorporated by reference herein modified or superseded such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.
Item 4. Description of Securities
     Not Applicable.
Item 5. Interests of Named Experts and Counsel
     The validity of the issuance of the shares of common stock offered under the employee benefit plans will be passed upon for the Registrant by Satterlee Stephens Burke & Burke LLP, New York, New York. Donald P. Parson, Vice Chairman of the Board of the Registrant, is of counsel to Satterlee Stephens Burke & Burke LLP.

Item 6. Indemnification of Directors and Officers.
     Section 145 of the General Corporation Law of Delaware, or DGCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suite by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suite was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Pursuant to the Registrant’s certificate of incorporation, the Registrant may indemnify its officers, employees and agents to the fullest extent permitted by the DGCL.
     Section 145 also provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith. Section 145 further provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors otherwise.
     The certificate of incorporation of the Registrant provides, as authorized by Section 102(b)(7) of the DGCL, that a director will not be personally liable to the Registrant or any of the Registrant’s stockholders for monetary damages for breach of fiduciary duty as a director, except that such provisions do not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, as it now exists or hereafter may be amended, or (4) for any transaction from which the director derived an improper personal benefit. The certificate of incorporation of the Registrant also provides that if the DGCL is amended after the date of filing of the certificate of incorporation to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of a director, in addition to the limitation on personal liability provided for already, shall be limited to the fullest extent permitted by the DGCL as so amended. Any repeal or modification of this provision in the Registrant’s certificate of incorporation by the stockholders will be effective prospective only, and will not adversely affect any limitation on the personal liability of a director existing at the time of such repeal or modification. The Registrant’s stockholders may not amend, repeal or adopt any provision inconsistent with the limitation of liability provision set forth in the Registrant’s certificate of incorporation, except by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock.
     The certificate of incorporation and bylaws of the Registrant also provide that it has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of it, or who is or was serving at its request as a director, officer, trustee, partner, employee or agent of one of its subsidiaries or of any other organization, against any liability asserted against that person or incurred by that person in any such capacity, whether or not the Registrant would have the power to indemnify such person against such liability under the DGCL.
Item 7. Exemption from Registration Claimed
     Not applicable.
Item 8. Exhibits
     Reference is made to the Exhibit Index.
Item 9. Undertakings
1. The undersigned Registrant hereby undertakes as follows:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for purposes of determining any liability under the Securities Act each filing of the Registrant’s annual report pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on this 26th day of October, 2006.

HOME DIAGNOSTICS, INC.
Date: October 26, 2006	By:	/s/ J. Richard Damron, Jr.
J. Richard Damron, Jr
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Home Diagnostics, Inc., a Delaware corporation, which is filing a registration statement on Form S-8 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), hereby constitutes and appoints J. Richard Damron, Jr. and Ronald L. Rubin, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to this registration statement, wit h all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act, with the Securities and Exchange Commission, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ J. Richard Damron, Jr. J. Richard Damron, Jr.	President and Chief Executive Officer (principal executive officer) and Director	October 26, 2006
/s/ Ronald L. Rubin Ronald L. Rubin	Vice President and Chief Financial Officer (principal financial and accounting officer)	October 26, 2006
/s/ George H. Holley George H. Holley	Chairman of the Board	October 26, 2006
/s/ Donald P. Parson Donald P. Parson	Vice Chairman of the Board	October 26, 2006
/s/ G. Douglas Lindgren G. Douglas Lindgren	Director	October 26, 2006
Richard A. Upton	Director

INDEX TO EXHIBITS

3.1	Amended and Restated Certificate of Incorporation of Home Diagnostics, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-133713), filed on May 1, 2006).

3.2	Amended and Restated Bylaws of Home Diagnostics, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-133713), filed on May 1, 2006).

4.1	Specimen Stock Certificate for the common stock, par value $0.01 per share, of Home Diagnostics, Inc. (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 333-133713) filed on September 27, 2006).

5.1	Opinion of Satterlee Stephens Burke & Burke LLP as to legality of the securities being registered, filed herewith.

10.1	2006 Equity Incentive Plan (incorporated by reference to Exhibit 10.13 to our Registration Statement on Form S-1/A (File No. 333-133713) filed on July 12, 2006).

10.2	2002 Stock Option Plan (incorporated by reference to Exhibit 10.3 to our Registration Statement on Form S-1 (File No. 333-133713) filed on May 1, 2006).

10.3	1992 Stock Option Plan (incorporated by reference to Exhibit 10.1 to our Registration Statement on Form S-1 (File No. 333-133713) filed on May 1, 2006).

23.1	Consent of PriceWaterhouseCoopers LLP, Independent Registered Certified Public Accounting Firm, filed herewith.

24.1	Power of Attorney (included in the signature page of this registration statement).